Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-124835 on Form S-8 of First State Financial Corporation of our report dated February 19, 2008 with respect to the consolidated financial statements of First State Financial Corporation, and the effectiveness of internal control over financial reporting, which report appears in this Annual Report on
Form 10-K of First State Financial Corporation for the year ended December 31, 2007.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC

Fort Lauderdale, Florida
February 29, 2008